UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

MEDIFAST, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31573 (Commission File Number)	13-3714405 (I.R.S. Employer Identification No.)

100 International Drive, Baltimore, Maryland 21202
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:(410) 581-8042

N/A (Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MED	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 20, 2020, the Board of Directors of Medifast, Inc. (the “Company”) appointed Mr. James P. Maloney as Chief Financial Officer of the Company. Mr. Maloney succeeds Joseph P. Kelleman, who has served as Interim Chief Financial Officer since April 2020 and will remain with the Company through July 31, 2020, to ensure an orderly transition. Mr. Maloney will serve in such position until his separation or removal.

Mr. Maloney, age 52, most recently served as Senior Vice President Chief Financial Officer of L.B. Foster Company (NASDAQ: FSTR), a publicly held global manufacturer and distributor of products and services for transportation and energy infrastructure. Prior to L.B. Foster Company, he served as Chief Financial Officer of First Insight, Inc., a privately held company providing consumer data to leading retailers and brands, where he continues to serve as a Board Advisor. Before joining First Insight, Mr. Maloney held roles at the H.J. Heinz Company (“Heinz”), including Vice President of Global Financial Planning and Supply Chain Finance, Director of Finance for Supply Chain for Heinz North America, and Controller of Heinz North America. He also held multiple roles in the U.S. and Europe at Ernst & Young LLP, including Senior Manager of the Assurance Practice.

Mr. Maloney holds a Bachelor of Science degree from Clarion University and a Master of Business Administration degree from the University of Pittsburgh, and is a Certified Public Accountant.

There are no arrangements or understandings, other than the offer letter between the Company and Mr. Maloney described below, pursuant to which Mr. Maloney was appointed as Chief Financial Officer of the Company, and Mr. Maloney does not have any transactions reportable under Item 404(a) of Regulation S-K.

Offer Letter with Mr. Maloney

The Company entered into an offer letter with Mr. Maloney in connection with his appointment as Chief Financial Officer (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Maloney will: (i) receive an annual base salary of $425,000; (ii) participate in the Company’s annual Incentive Bonus Plan, with an annual target bonus equal to 70% of base salary; (iii) beginning in the 2021 fiscal year, participate in the Company's long-term incentive program, which currently consists of annual grants of deferred shares, with a grant date fair value equal to his base salary at the beginning of the next performance year (January 2021); and (iv) receive relocation assistance pursuant to the Company's relocation policy.

In addition, pursuant to the Offer Letter, the Company granted Mr. Maloney a sign-on long-term incentive award with a grant date fair value of $425,000 (the "Sign-On Award"), consisting of (i) time-based deferred shares, as to 40% of the award, which vest over three years in equal annual installments, subject to Mr. Maloney’s continued service through each vesting date, and (ii) performance-based deferred shares, as to 60% of the award, which vest based on the achievement of certain performance metrics, in each case subject to Mr. Maloney’s continued service through the applicable vesting date. The Sign-On Award will be granted pursuant to the Medifast, Inc. Amended and Restated 2012 Share Incentive Plan.

Mr. Maloney will be eligible to participate in the Company's Executive Severance Plan, pursuant to which he will be eligible to receive severance benefits in the event of certain terminations of employment.

The press release announcing Mr. Maloney’s appointment as Chief Financial Officer is furnished as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated July 20, 2020 titled “Medifast Inc. Names Jim Maloney as Chief Financial Officer”
104.1	Cover Page Interactive Data File (embedded within the Inline XBRLDocument)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves
Jason L. Groves Executive Vice President, General Counsel & Corporate Secretary

Dated: July 20, 2020